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                                                                    EXHIBIT 99.1

News Release                                                 [CERIDIAN LOGO]

                                                             Craig Manson
                                                             Investor Relations
                                                             952/853-6022

                  CERIDIAN POSTS STRONG FOURTH QUARTER RESULTS

                        COMPANY ISSUES GUIDANCE FOR 2004

                        COMPANY RECEIVES DOCUMENT REQUEST
                              AND INQUIRY FROM SEC

FOURTH QUARTER 2003 HIGHLIGHTS:

o Human Resource Solutions posts sixth consecutive quarter of top-line growth with revenue of $254.9 million

o Comdata revenue of $97.3 million exceeds expectations on strong performance in Stored Value Systems

o        EPS of $.30 at high end of guided range

o Cash flow from operations remains strong. Debt balance flat at $163.5 million despite $75 million pension contribution in fourth quarter

GUIDANCE:

o Human Resource Solutions expects revenue growth to accelerate in 2004 to between $1,000 million and $1,030 million

o Comdata expects revenue growth to between $345 million and $360 million in 2004, as new services gain traction and economic pressures recede

o        2004 EPS expected to increase to between $.90 and $.98

MINNEAPOLIS, JANUARY 22, 2004 -- Ceridian Corporation (NYSE: CEN) today reported fourth quarter and full year 2003 earnings.

Fourth quarter 2003 net earnings were $45.6 million, or $.30 per diluted share of common stock, on revenue of $352.2 million. For 2003, net earnings were $128.0 million, or $.85 per diluted share of common stock, on revenue of $1,274.1 million. Supplementary schedules containing comparative 2002 quarterly results are available on Ceridian Corporation's website at www.ceridian.com.

"The fourth quarter 2003 operating results were strong," said Ronald L. Turner, chairman, president and chief executive officer of Ceridian. "Revenue growth in the Human Resource Solutions (HRS) business accelerated during the quarter and hit our target for the year. The business posted its sixth consecutive quarter of top line growth despite continuing weakness in customer employment levels.

"I am particularly encouraged by the improving operational performance in HRS. Customer retention finished the year at an all time high of over 90 percent. Total HRS orders for the year were also at an all time high, up 7.5 percent over the strong performance posted last year. Fourth quarter installations were strong, and we are well positioned going into 2004 with an installation backlog at record levels. Our 2004 plan calls for double digit order growth and maintaining the excellent retention levels achieved in 2003.


"Comdata's performance during the quarter was very solid. Revenue during the quarter came in well above our expected range, mainly on strength in Stored Value Systems. Card shipments were extremely strong, and processing transactions exceeded our expectations. Transactions in the over the road market were in line with our expectations for the quarter and gained momentum in the month of December. Equipment sales to truck stops continued to be weak. Comdata's profits were strong, but on a percentage basis margins were somewhat lower than our guidance due to the strength of lower margin card sales in the revenue mix.

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"The outlook for Comdata in 2004 is promising. The economic environment surrounding Comdata's core business appears to be improving, and the trend toward electronic payments and cash cards shows no indication of slowing down. Recently introduced services continue to gain traction and are expected to contribute meaningfully to growth."


GUIDANCE FOR 2004

Earnings per share for 2004 are expected to be between $.90 and $.98. Even though economic pressures appear to be easing, declines in interest rates and employment levels that occurred throughout 2003 will continue to dampen revenue and earnings growth in the first half of the year. In addition, during the first half of the year we expect to incur about $5 million of severance costs to improve productivity in international operations. Savings from these actions are expected to offset this cost over the remainder of 2004.

Total 2004 revenue is expected to be between $1,345 million and $1,390 million. HRS revenue for the year is expected to be between $1,000 million and $1,030 million. HRS margins should improve to a range of 10.5 percent to 11.5 percent. Comdata revenue for 2004 is expected to be between $345 million and $360 million, with margins in the range of 32 percent to 33 percent.

An acceleration in the processing and billing of year end W-2 forms during the fourth quarter of 2003 shifted approximately $9 million of W-2 processing revenue out of the first quarter of 2004 into the fourth quarter of 2003. This is a permanent change in process, and will result in even stronger fourth quarter seasonality in the HRS revenue stream in future years. Accordingly, the revenue and earnings comparisons for the first quarter and full year 2004 will be negatively impacted by this shift.

In addition, a mid-year change in revenue recognition in Stored Value Systems resulted in approximately $10 million of incremental revenue with minimal impact to profits during 2003. This will dampen revenue comparisons somewhat for SVS during 2004.

Revenue and earnings guidance by quarter is as follows:

First quarter EPS is expected to be between $.14 and $.16 per share. First quarter earnings comparisons are impacted by the absence of W-2 processing revenue and by about $3 million of severance costs in international operations. HRS revenue is expected to be between $240 million and $246 million. Comdata revenue is expected to be between $78 million and $81 million.

Second quarter EPS is expected to be between $.17 and $.20 per share. Approximately $2 million in severance costs related to the international productivity effort are in the plan for the quarter. HRS revenue is expected to be between $236 million and $245 million. Comdata revenue is expected to be between $78 million and $82 million.

Third quarter EPS is expected to be between $.22 and $.25 per share. HRS revenue is expected to be between $242 million and $252 million. Comdata revenue is expected to be between $90 million and $95 million.

Fourth quarter EPS is expected to be between $.35 and $.39 per share. HRS revenue is expected to be between $277 million and $287 million. Comdata revenue is expected to be between $95 million and $102 million.


SEC DOCUMENT REQUEST AND INQUIRY

Ceridian also announced that it is responding to a document request from the Securities and Exchange Commission (SEC), and has been advised that the SEC has issued a formal order of investigation. The SEC has informed Ceridian that this is a non-public fact finding inquiry and that the investigation and document request do not mean that the SEC has concluded that Ceridian has violated any securities laws. Ceridian is fully cooperating with the request.


EARNINGS TELECONFERENCE WEBCAST

Investors are invited to listen to a teleconference discussing the matters addressed in this press release, live via the Internet at 10:00 a.m. (EST) on Thursday, January 22, 2004. The webcast can be accessed through

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the Investor Relations section of Ceridian's website at www.ceridian.com. A replay of the call will also be available at the same address beginning at l:00 p.m. (EST) on January 22, 2004.

Ceridian Corporation (www.ceridian.com) is an information services company serving businesses and employees in the United States, Canada and Europe. Ceridian is one of the top human resources outsourcing companies in each of its markets, and offers a broad range of human resource services, including payroll, benefits administration, tax compliance, HR information systems and employee advisory programs. Through its Comdata subsidiary, Ceridian is a major payment processor and issuer of credit cards, debit cards and stored value cards, primarily for the trucking and retail industries in the United States.

We report our financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). However, we believe that certain non-GAAP financial measures may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein, on our website and presented by us from time to time, may constitute non-GAAP financial measures within the meaning of Regulation G and Item 10 of Regulation S-K adopted by the Securities and Exchange Commission. We have presented in supplementary schedules referenced herein a reconciliation of these measures to the most directly comparable GAAP financial measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable amounts determined in accordance with GAAP in the United States.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Ceridian Corporation contained in this release that are not historical in nature, particularly those that utilize terminology such as "may," "will," "should," "likely," "expects," "anticipates," "estimates," "believes" or "plans," or comparable terminology, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to Ceridian that could cause such material differences are identified and discussed from time to time in Ceridian's filings with the Securities and Exchange Commission, including those factors which are discussed in Ceridian's Annual Report on Form 10-K, for the fiscal year ended December 31, 2002, which factors are also incorporated herein by reference.

Ceridian undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any future disclosure Ceridian makes on related subjects in future reports to the SEC.

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                                                                      Schedule A

CONSOLIDATED STATEMENTS OF OPERATIONS                       Ceridian Corporation
(Dollars in millions, except per share data)                    and Subsidiaries
(Unaudited)

                                                       For Periods Ended December 31,
                                          Current Quarter                     Year to Date
                                       2003             2002               2003              2002
Revenue                           $      352.2      $      314.5      $    1,274.1      $    1,192.7
Costs and Expenses
  Cost of revenue                        163.8             150.1             606.4             574.5
  Selling, general and
    administrative                       104.0              90.9             405.6             375.3
  Research and development                15.7              14.5              64.7              59.3
  Other expense (income)                  (1.2)             14.9              (2.5)             34.3
  Interest income                         (0.5)             (0.6)             (2.0)             (2.1)
  Interest expense                         1.1               1.3               4.8               6.6
     Total costs and expenses            282.9             271.1           1,077.0           1,047.9

Earnings before income taxes              69.3              43.4             197.1             144.8

  Income tax provision                    23.7              14.6              69.1              51.1

Net earnings                      $       45.6      $       28.8      $      128.0      $       93.7

Earnings per share
  Basic                           $       0.30      $       0.19      $       0.86      $       0.63
  Diluted                         $       0.30      $       0.19      $       0.85      $       0.62

Shares used in calculations
(in thousands)
  Weighted average
    shares (basic)                     149,696           148,467           148,634           148,029
  Dilutive securities                    4,605               401             2,467             2,533
  Weighted average
    shares (diluted)                   154,301           148,868           151,101           150,562

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                                                                      Schedule B

CONDENSED CONSOLIDATED BALANCE SHEETS                       Ceridian Corporation
(Unaudited)                                                     and Subsidiaries
(Dollars in millions)

                                        December 31,    December 31,
                                           2003             2002
Cash and equivalents                   $      124.2     $      134.3
Trade receivables                             432.5            393.1
Other receivables                              28.7             27.5
Other assets                                1,447.0          1,462.6
Total assets before customer funds          2,032.4          2,017.5
Customer funds                              3,132.1          2,440.9
     Total assets                      $    5,164.5     $    4,458.4

Debt                                   $      163.5     $      193.5
Drafts and settlements payable                113.7            120.8
Other liabilities                             462.9            576.4
Total liabilities before
  customer funds obligations                  740.1            890.7
Customer funds obligations                  3,132.1          2,440.9
     Total liabilities                      3,872.2          3,331.6
Stockholders' equity                        1,292.3          1,126.8
     Total liabilities and
      stockholders' equity             $    5,164.5     $    4,458.4

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                                                                      Schedule C

                      Ceridian Corporation and Subsidiaries
                               Revenue Comparisons
                                      ($M)

                                    Fourth Quarter               Twelve Months YTD
                                2003            2002            2003           2002
HRS                         $    254.9      $    229.9      $    935.1      $    878.1
Comdata                           97.3            84.6           339.0           314.6

Total revenue               $    352.2      $    314.5      $  1,274.1      $  1,192.7

                      Ceridian Corporation and Subsidiaries
                              Earnings Comparisons
                                      ($M)

                                    Fourth Quarter               Twelve Months YTD
                                2003            2002            2003           2002
HRS                         $     36.7      $     13.6      $     90.3      $     50.6
Comdata                           33.2            30.5           109.6            94.6
Other                               --              --              --             4.1

Earnings before
  interest and taxes              69.9            44.1           199.9           149.3

Interest, net (not
  allocated to business
  units)                          (0.6)           (0.7)           (2.8)           (4.5)

Earnings before
  income taxes              $     69.3      $     43.4      $    197.1      $    144.8

                      Ceridian Corporation and Subsidiaries
                              Earnings Comparisons
                       Supplementary Non-GAAP Information
                                      ($M)

                                   Fourth Quarter               Twelve Months YTD
                               2003            2002            2003            2002
HRS                         $     36.7      $     27.3      $     90.3      $     76.7
Comdata                           33.2            32.0           109.6           107.4

Earnings before
  interest and taxes              69.9            59.3           199.9           184.1

Interest, net (not
  allocated to business
  units)                          (0.6)           (0.7)           (2.8)           (4.5)

Earnings before
  income taxes              $     69.3      $     58.6      $    197.1      $    179.6

A reconciliation of this supplementary non-GAAP information to the most directly comparable GAAP information can be found in the supplementary schedules previously referenced in this press release.